                                  EXHIBIT 23

CONSENT OF ERNST & YOUNG INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-34391) pertaining to the Momentum Corporation Money-Maker Investment and Stock Ownership Plan dated April 13, 1990, (Form S-8 No. 33-34392) pertaining to the Momentum Distribution Inc. 1989 Employees' Stock Purchase Plan dated April 16, 1990, and (Forms S-8 No.'s 33-34393 and 33-43920) pertaining to the Momentum Distribution Inc. 1989 Long-term Incentive Stock Plan dated April 16, 1992 and June 4, 1991 of our report dated March 8, 1994 (Except for the subsequent event note regarding combination, as to which the date is March 17, 1994), with respect to the consolidated financial statements and schedules of Momentum Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1993.

                             BY (SIGNATURE)
                             ERNST & YOUNG

Seattle, Washington
March 25 1994

                                   Page 29